EXHIBIT 5.1

[Ambac Letterhead]

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

June 3, 2008

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

Ladies and Gentlemen:

This opinion is furnished by me as Managing Director, Secretary and Assistant General Counsel for Ambac Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) with respect to 14,074,074 shares (the “Shares”) of common stock, par value $.01 per share, of the Company.

In preparing this opinion, I have examined the Registration Statement and have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate to enable me to render the opinion expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

I am a member of the Bar of the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, to the extent referred to specifically herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission. I also consent to the reference to me under the heading “Legal Opinions” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very Truly yours,

/s/ Anne Gill Kelly